================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               NOVEMBER 16, 2001
                                 Date of Report

                           Earliest Reported Event is
                               NOVEMBER 15, 2001

                             QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

      001-13831                                       74-2851603
 Commission File No.                        IRS Employer Identification No.

                              1360 POST OAK BLVD.
                                   SUITE 2100
                              HOUSTON, TEXAS 77056
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (713) 629-7600

================================================================================

ITEM 5.  OTHER EVENTS.

On NOVEMBER 16, 2001, Quanta Services, Inc. issued the following press release:

          HOUSTON - NOVEMBER 16, 2001 - Quanta Services, Inc. (NYSE: PWR) announced today that its board of directors last night adopted amendments to its stockholder rights agreement.

          Pursuant to the principal amendment, UtiliCorp United Inc. will no longer be an exempt person under the rights agreement upon UtiliCorp's acquisition of 39 percent of the outstanding shares of Quanta common stock on an as-converted basis, rather than upon the acquisition of 49.9 percent of the outstanding shares of common stock on an as-converted fully diluted basis, as was previously the case.

          In addition, the amendments provide that upon a "Flip-In Event" as defined in the rights agreement, the rights issued pursuant to the rights agreement would be exercisable for series B junior participating preferred stock of Quanta at a discount, rather than for Quanta common stock at a discount as was previously the case.

          Finally, the amendments provide that the rights held by an "Acquiring Person" as defined in the rights agreement will become exercisable upon a Flip-In Event for a new series of Quanta preferred stock, series C junior convertible preferred stock, rather than becoming void as was previously the case. After careful review of the existing rights agreement, the Board of Directors has determined that the amendments are in the best interests of Quanta and its stockholders.

          "After many weeks of negotiations with UtiliCorp, we could not reach agreement upon a strategy that would allow UtiliCorp to consolidate our financial results for accounting purposes on terms acceptable to Quanta," stated John Colson, Quanta's chief executive officer. "In the face of UtiliCorp's communications last evening breaking off negotiations and stating its intent to resume open market purchases of Quanta stock, the board acted to protect the best interests of all Quanta stockholders against a change of control transaction which did not provide an appropriate benefit to all shareholders.

          "UtiliCorp's creeping acquisition program is unfair to and not in the best interest of our public stockholders. We look forward to a continued cordial and mutually beneficial relationship with UtiliCorp and hope to resume negotiations in the future."

          Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, telecommunications and cable television. Quanta provides comprehensive services nationwide including designing, installing, repairing and maintaining network infrastructure.

NOVEMBER 16, 2001      CONTACTS:
                       Vince Foster, Chairman   Ken Dennard
                       Quanta Services, Inc.    Easterly Investor Relations
                       713-629-7600             713-529-6600
                                                kdennard@easterly.com

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following documents are filed as exhibits to this current report.

     4.6 Amendment No. 1 (dated November 15, 2001) to Rights Agreement dated March 8, 2000 between Quanta Services, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  NOVEMBER 16, 2001                 QUANTA SERVICES, INC.


                                    By:    /s/ Dana A. Gordon
                                           ----------------------------------
                                    Name:  Dana A. Gordon
                                    Title: Vice President - General Counsel

Exhibit Index

Exhibit No.    Description
-----------    -----------

4.6 Amendment No. 1 (dated November 15, 2001) to Rights Agreement dated March 8, 2000 between Quanta Services, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate.